
BIO
FUEL



Investor Presentation
Eco Ventures Group, Inc.



"The use of vegetable oils for engine fuels may seem insignificant today but such oils may become, in the course of time, as important as petroleum and the coal-tar products of the present time." Rudolf Diesel in a 1912 speech.



September 6, 2012

Confidential Draft



Disclaimer

- "Safe Harbor" Statement under the Private Securities Litigation Act: The Matters described herein contains forward-looking statement that involve risk and uncertainties that may individually or mutually impact the matter described, including but not limited to product demand and market acceptance, the effect of economic conditions, the impact of competitive products and pricing, governmental regulations, results of litigation, technological difficulties, and/or other factors outside the control of the Company (defined herein).

- The Investment Summary contains forward-looking statements based on our current expectations, estimated and projections bout the Company's operations, industry, financial condition and liquidity. Statements containing words such as "expect", "believe", "should", "anticipate", "intend", plan", "may", "will", or similar expressions constitute forward-looking expressions. These forward-looking statements include, but are not limited to, statements about our proposed acquisitions, and the anticipated cash flow balances at time of closing, the renewable energy market, our user base, our services and marketing initiatives, the advertising market, competition, operating expenses, operating efficiencies, revenues, capital requirements, and our cash position.} In addition, any statements that refer to expectations, projections, or other characterizations or future events or circumstances, including any underlying assumptions, are forward-looking statements.

- Such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of risk factors. Statements including factors that we believe may impact our results are not intended to be exclusive.

- Regulation D: The Securities referred herein have not been registered under the Securities Act of 1933, as amended, or any state securities laws and are being offered and sold in reliance on exemptions from the registration requirements of such laws for sales of securities to accredited investors only. The Securities have not been approved or disapproved by the Securities and Exchange Commissions or any other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of this offering or the accuracy or adequacy of the offering materials, and any representation to the contrary is unlawful. The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities, absent registration, or an exemption from registration. The information contained herein is for information purposes only.

Overview

EVGI Highlights

Eco Ventures Group, Inc. ("EVGI") is a diverse international family of eco-friendly business ventures that provide for society's growing energy needs by using renewable resources. The company is dedicated to generating profits for shareholders through its eco-friendly business model.

- EVGI has signed a definitive agreement to acquire Energiepark Süptitz GmbH, East of Berlin ("EPS").
- The Company will consist of two divisions - a European ("EPS") and a U.S. division ("EVGI").
- EVGI will own 75% of EPS with an option to acquire the remaining 25%.
- EPS procures and processes rapeseed oil and blends it with lower cost feedstocks to produce biodiesel fuel.
- EVGI has secured a long-term feedstock agreement with a commodities firm ("the Firm") with over 50 years of trading experience. The Firm offers RED and RIN compliant products at prices pegged to market.
- EVGI will complete their 3.6M gallon per year biofuel facility to begin operations December 2012.
- Margin Expansion. By using an innovative biofuel technology, EPS will more than double their gross profits. They currently generate a gross profit of $0.49 per gallon processing rapeseed oil. However, using the new process they will generate a gross profit of $0.76 - $1.13 per gallon, depending on biofuel pricing.

EVGI 2012 Financial Highlights

- The company's 2012 activities will include:
  - Processing rapeseed into rapeseed oil and cake using proprietary methods to maximize oil processing production.
  - Process UCO "Used Cooking Oil" in EVGI's 3.6 million gallon facility.
  - Energy and Solar Power.
  - Energy and wood transportation.

- EPS has already generated $24.4 million revenue in the year to June 30, 2012. The Company is on target this year to generate ~$58 million in revenue.

- The combined group expects earnings growth of 100% average over the next three years to 2014.

- Expected Group Valuation based on a multiple of 15 times and 50 million shares i/o:
  - 2012 $58.4 million in Projected Revenues:
    - US$6.0 million EBITDA or US$0.12 Earnings per Share or US$90 million valuation
    - Expected Value of US$1.80 per share.
  - 2013 $108 million in Projected Revenues:
    - US$17.1 million EBITDA or US$0.342 Earnings per Share or US$257 million valuation
    - Expected value of US$5.13 per share.

EVGI's 2013 Rapid Growth Outlook

- Funding for Preferred Offering - $6 million
  - EPS acquires the new oil mill, which will decrease processing costs by approximately $1.3 million per 50,000 metric tons of rapeseed processed.
  - EVGI begins operations on its 3.6 million gallon biofuel facility - December 1, 2012.
  - EVGI purchases UCO feedstock– October 1, 2012.
  - EVGI closes on phase one 55% ownership of EPS.

- Funding Date October 1st, 2012 - $15 million.
  - EVGI's new 5 million gallon plant starts operations April 1, 2013.
  - EPS secures new rapeseed contracts.
  - EVGI closes on phase two with 75% ownership of EPS.
  - EVGI begins construction of a new biofuel facility in Germany.

EVGI's Feedstock Agreement

- The Firm is a European-based commodities firm with offices based internationally.
- The Firm is comprised of an experienced team with over 50 years of trading experience.
- The Firm offers prices pegged to market: Platts FAME Index.
- EVGI currently has the option for 3 and 5 year contracts.
- Feedstock supplied are RED and RIN compliant products.
- The Firm ensures hands-on quality and security control of product; from source to destination.
- The Firm controls sufficient feedstock contracts to supply EVGI the maximum volume of feedstock necessary to meet its fuel production schedule. In addition, the Firm will be able supply the future demands as the Company continues to expand on their production capabilities.

Market Overview

- The growing biofuel market is driven by increasing demand for U.S. domestic production, providing an immense opportunity for producers.
- U.S. Federal Renewable Fuel Standards ("RFS") require biofuel production of one billion gallons of biofuel in 2012 – while the U.S. DOE reports U.S. biofuel production is currently 700 million to 800 million gallons per year.
- Federal RFS projects a 36 billion gallons domestic biofuel production requirement by 2022.
- U.S. demand for biofuel far outstrips availability due to a lack of reliable, economically priced feedstocks (e.g. rapeseed oil).
- President Obama's 2013 budget proposal includes over $200 million in USDA support for biofuels development.

EVGI - Business Units

1. Biofuel Manufacturing

2012 revenue (construction & ramp up)

2013 revenue ~$28M

2. Rapeseed Oil Production & Trade

2012 revenue ~ $48M   2013 revenue ~ $70M

3. Energy & Wood Transportation

2012 revenue ~ $7M   2013 revenue ~ $8M

4. Solar Power and Energy

2012 revenue ~ $3M   2013 revenue ~ $4M

1. Biofuel Manufacturing

Eco Venture Group's biofuel unit is dedicated to the cost-effective production of biodiesel from multiple low-cost feedstocks by using a combination of licensed patent pending and proprietary bio refinery technologies.



Biofuel
($ in millions)
$160
$140
$120
$100
$80
$60
$40
$20
$-
$28M (E)
$101M (E)
$121M (E)
$145M (E)
2013
2014
2015
2016

*See financial assumptions and notes on slide 36

Key Features

- EVGI is near completion of a 3.6 million gallon plant located at the Groveland, Florida HQ operation, which processes biofuels from oil-rich plants and recovered cooking oils. This facility at full production has the capability to generate revenues of ~$15 million annually with a gross margin of ~30%.
- EVGI recently obtained a biofuel manufacturing business usage permit, which will allow the Company to potentially produce ~20 - 50 million gallons of biofuel annually at their current Groveland, Florida facility, dependent upon the technology employed.
- Immediate plans include completing the current 3.6 million gallon plant, and constructing a new 5 million gallon biofuel plant at the Groveland facility - for a total 8.6 million gallon annual capacity.
- EPS will construct a new 25 million gallon Advanced Biofuel plant in Germany, scheduled to begin operations Q1 2014.
- By using a combination of low cost feedstock with high-grade rapeseed oil, EVGI will have the ability to produce ASTM quality biofuel at a lower cost than its competitors.

2. Rapeseed Oil Production

European based EPS, produces rapeseed oil to be used as a feedstock for EVGI's planned European biofuel facility, and sells its rapeseed oil production profitably in the open market.


Rapeseed Unit
($ in millions)
$140
$120
$100
$80
$60
$40
$20
$-
$21M (A)
$22M (A)
$48M (E)
$70M (E)
$85M (E)
$102M (E)
$122M (E)
2010
2011
2012
2013
2014
2015
2016

*See financial assumptions and notes on slide 36

Key Features

- EPS produced approximately 7,200 metric tons (2.1 million gallons) of rapeseed oil in 2011, and plans to more than triple its capacity to approximately 25,000 metric tons (7.2 million gallons) of rapeseed oil produced in 2012.
- Further, EPS is capable of reselling an additional 75,000 metric tons (21.5 million gallons) of rapeseed oil annually, with sufficient financing, through contract relationships with producers in Germany and elsewhere in Europe.
- Long-term customer and supplier relationships provide a solid basis for supplies and sales. The number of customers is sufficient and well distributed. There are no dependencies on individual large customers or suppliers.
- All certifications and sustainability statements are filed and current.
- Established long term European relationships are providing rapid growth to EPS's European rapeseed model.
- EPS's acquisition of the Green Power Oil Mill will double the processing capacity, thus, allowing the Company to produce and process all of the rapeseed oil sold without any need for outsourcing.
- The acquisition of this oil mill will decrease processing costs by approximately $1.3 million per 50,000 metric tons of rapeseed processed.

3. Energy and Wood Transportation

This EPS unit includes the transportation of industrial timber for well-known large wood processing companies (pulp, furniture, etc.)



Wood Energy and Transportation
($ in millions)
$16
$14
$12
$10
$8
$6
$4
$2
$-
$4M (A)
$5M (A)
$7M (E)
$8M (E)
$10M (E)
$12M (E)
$14M (E)
2010
2011
2012
2013
2014
2015
2016

*See financial assumptions and notes on slide 36

Key Features

- EPS currently owns ~$5 million in assets within their energy and wood transportation unit, which includes 25 modern transportation vehicles able to operate on biodiesel.
- Wood products produced and distributed in this business unit are sold to generate power for large power plants, as household firewood, wood chips and wood briquettes.
- EPS produces 3,000 cubic meters monthly of log and firewood.
- The raw timber is purchased from groups who are long standing relationships at an average discount to market of 25%+.
- EPS has secured numerous customers who have long term service contracts.
- The company is currently converting their operations to use multi-shift operations to increase the production quantity of 3,000 cubic meters of logs per month to 6,000 cubic meters.
- This EPS unit projects gross revenues of approximately $6.6 million for 2012.
- The energy wood market has an annual volume of 3 billion € ($3.9B U.S.) in Germany alone.

4. Solar Power and Energy

This unit has a 5 Megawatt Solar farm benefiting from the German Feed-in-Tariff selling electricity to the local grid. There is also a Combined Heat and Power activity.



Solar Power and Energy
($ in millions)
$5
$4
$4
$3
$3
$2
$2
$1
$1
$-
$3.0M (A)
$3.8M (A)
$3.1M (E)
$3.5M (E)
$3.8M (E)
$3.9M (E)
$4.0M (E)
2010
2011
2012
2013
2014
2015
2016

*See financial assumptions and notes on slide 36

Key Features

- Solar panels populate several open areas with over 100,000 square meters of space occupied with power generating capacity of 5 Megawatts. This results in an annual fee income of approximately $2.8 million in sales, secured for the next 20 years in accordance with the mandatory feed-in tariffs.
- EPS's new and very large solar park was an investment of over $16.8 million (inclusive of warehouses) and uses thousands of photovoltaic solar panels. It started operations in June, 2010.
- EPS currently owns ~$17 million in assets in their solar power and energy unit.
- EPS has a Progressive Power Solutions agreement, which supports the solar project debt and provides a 20 year purchase order contract from the German government to purchase all EPS' solar park power.
- This provides a 20-year locked-in government source of profitable revenue.
- Combined heat and power (CHP), also known as cogeneration, is an efficient, clean, and reliable approach to generating power and thermal energy from a single fuel source. EPS will use EVGI's low cost feedstock contracts to fuel their CHP.
- The electricity generated by the CHP is fed into the grid, and the heat produced is sold to outside companies and used for the in-house production facilities and social rooms.

Facility Photos – EPS




ENERGIEPARK









Facility Photos - EVGI


evg


10/12/2011



Competition

Our industry is competitive and highly fragmented. Competition comes from a number of companies in any particular market in which we are operating, ranging from small local independent companies to large national firms.

- The challenge for all biofuel manufacturers is: 1) Obtaining reliable feedstock supply at cost effective prices; 2) Developing biofuel technology to produce ASTM quality biofuel cost effectively at strong gross margins and ROI on CapEx.

- Through technology and reliable feedstock relationships, EVGI will be able to compete aggressively in the biofuel industry.

- EVGI is lead by a veteran management team with extensive experience in the renewable energy sector and capital markets.

- EVGI will showcase a diversified alternative energy revenue stream as opposed to the competition's single revenue source.

EVGI Competitive Advantages

- **Feedstock Supply** Although the biodiesel industry has experienced tremendous growth, a limited supply of raw materials have served as a natural brake and created a strain on margins for biodiesel producers.

- **EVGI** overcomes this obstacle with long-term feedstock contracts in addition to supplementing with its own in-house inventory.

- **Diversification** EVGI's European division (EPS) has steadily expanded its scope of business to include several diversified units within the renewable energy industry.

- **Broad Customer Base and Supply Chain**
  Many of EPS' customers do business with the Company under long-term customer and supplier relationships, which provides the basis for supplies and continual sales. EPS has more than 200 diversified customers, a number that is growing. Thus, the Company is not dependent on any single client.

- **Accretive M&A** EVGI is pursuing growth through acquisitions offering immediate accretive value and longer term strategic positioning in attractive sectors. The Company has evaluated two prospective acquisitions for the second half of 2012.

Industry Comparables

ADM HAMBURG AG (OEL) GERMANY
This Archers Daniels Midland subsidiary actually crushes rapeseed like Energiepark Suptitz GmbH. ADM's biodiesel products include Connediesel®, Connester® and crude and refined glycerin. The Connediesel brand is a high-quality biodiesel that complies with EU standards.

CURRENT PRICE: €254.00
MARKET CAP: $425.99M
PE: 9.7
SHARES: 748,800

VERBIO (VBK) GERMANY
A Germany-based holding company that is engaged in the production and distribution of biofuels, such as biodiesel, bioethanol, and biogas; animal feed, and glycerin and pharma quality glycerin. It also constructs plants and trades grains, oil seeds, fertilizers, legumes, and straw. The company operates 26 wind farms.

CURRENT PRICE: $2.29
MARKET CAP: $144.41 million
PE: 90.11
SHARES: 63 million

BIOX CORP. (BX) CANADA
Designed, built, owns and operates a 17.7 million gallon per annum capacity biodiesel production facility in Ontario Canada. Building a 100 million gallon plant in NY Harbor for Dec 2013. Significantly faster and higher yield process than other methods with feedstocks ranging from pure seed oils to animal fats to recovered vegetable oils with stable process.

CURRENT PRICE: $0.99
MARKET CAP: $143 million
PE: 7.07
SHARES: 144 million

RENEWABLE ENERGY GROUP (REGI)
6 US plants with capacity for 210 million gallons of biodiesel in 2011. They cover every aspect of the business including plant construction. A nationwide distribution and logistics system. Renewable Energy Group is focused on converting natural fats, oils and greases into advanced biofuels.

CURRENT PRICE: $5.19
MARKET CAP: $142.56 million
PE: 2.99
SHARES: 27.47 million

BDI BIOENERGY INTERNATIONAL (D71)
An Austria-based company that develops technologies for the generation of energy from by- and waste products. It manufactures BioDiesel and BioGas plants plants based on a Multi-Feedstock Technology to convert vegetable oils, animal fats, used cooking oil and trap grease into valuable BioDiesel.

CURRENT PRICE: $12.27
MARKET CAP: $37.25 million
PE: 10.72
SHARES: 3.036 million

AUSTRALIAN RENEWABLE FUELS LTD (ARW)
The Company produces clean and alternative fuels, manages biodiesel plants within Australia. During 2011, the Company operated the 23 million gallon per year plant in South and Western Australia and the 15.9 million gallon per year biodiesel plant in Victoria. Its customers include Wesfarmers Premier Coal and Caltex. Acquired Biodiesel Producers Ltd.

CURRENT PRICE: $0.015
MARKET CAP: $35.9 million
PE: N/A Negative Earnings
SHARES: 2,432 million

Veteran Management Team


Randall Lanham CEO
Mark Cox President
John Sessa Controller
Wes Berry CTO
Steven Welden CFO
Matthias Tanzer Operations Manager EPS
Thomas Gerlach Operations Manager EPS
Paul Smith Board
Timothy R. Kasmoch Board
Sadegh S. Panahi Board
John Driscoll Board
Meredith Nagel Board

Management

Randall Lanham
CEO and General Counsel

Randall Lanham is a California-licensed attorney with extensive experience in securities law and corporate finances. Mr. Lanham has vast experience in both domestic and international corporate legal matters, with demonstrated effectiveness in corporate reorganizations and business operations. Mr. Lanham has owned and operated his own law firm for over 19 years. He is currently an independent director for Nymox Pharmaceuticals, Inc. (symbol: "NYMX") a NASDAQ Small Cap company with a market cap of over $200M USD.

Mr. Lanham's business experience coupled with solid legal background in corporate and civil law positions him perfectly for his work at EVGI. Serving as in house council to Eco Ventures Group, Inc., Mr. Lanham oversees all corporate matters relating to securities, filings, corporate governance and international law pertaining to EVGI's European Division.

Mr. Lanham received a B.S. in Criminal Justice/Political Science from the University of Delaware and his J.D. Whittier College School of Law. Mr. Lanham became a member of the American Bar Association in 1992 and passed the California State Bar in 1993.

Management

Mark Cox
President

Mark Townsend Cox is the founder, managing partner and CEO of New Energy Fund LP. The fund is a hedge fund format designed to invest in private and public equities that are focused on the emerging sustainable energy technology market. The fund launched in December 2004. His initial experience of renewable energy came as a teacher in Nigeria in 1979 when he was involved with solar ovens made from found materials by his class of 8 year olds.

In 1982, he was a platoon commander in the Third Battalion, The Parachute Regiment, in the British Army and was awarded a Mention in Dispatches (MID) in the Falklands conflict for his role in the battle of Mt. Longdon. After working as a teacher and translator from 1983 to 1985, he joined de Zoete & Bevan, a stockbroker in the City of London, which subsequently became Barclays de Zoete Wedd (BZW) in 1985.

Mark came to the US in 1987 and worked on the international equity sell side as a salesman, analyst and head of desk for French and German equities for Dresdner Bank's ABD Securities, Credit Agricole, Swiss Bank, and Bankhaus Metzler. In 1998, he became a portfolio manager at Pinnacle International Management LLC, an employee owned money manager based in New York, where he introduced companies such as Vestas Wind Systems, Gamesa and Solon to the Pinnacle portfolio. The investment team held the number 1 position for 5 year returns in both Nelson's "Worlds Best Money Managers" and in Money Manager Review's rankings up to the third quarter of 2002. Mark also raised $78 million in new assets for Pinnacle during the significant bear market.

Recognizing the macro energy opportunity he formed New Energy Fund L.P. in 2003 to capture the expected worldwide growth of renewable energy. The fund had its first full year of asset management in 2005 and today is in the sixth year of its track record. His interest has been in helping critical, disruptive cleantech technologies cross the 'valley of death' between concept, prototype and commercial demonstration. The fund has taken lead investment positions in new concept technologies, such as base load, 'on demand' solar power that works at night and during cloud cover and cheap hydrogen without the regulatory or infrastructural challenges. He has developed a record of selecting new effective, disruptive and economic clean technologies.

Mark is 55 years old and has 28 years of investment experience in global equity markets. He has a Master's degree in French and English from the University of Dundee in Scotland and an Executive MBA from Columbia University in New York. He has held the Series 7, 24, 63, and 65 NASD securities licenses and is fluent in French

Management

Wes Berry
CTO

Wes Berry provides consulting assistance, overall program management, and process development support for chemically and environmentally related projects. Wes has provided consulting services for many industries, including fertilizer, hydrometallurgical, inorganic chemical, alternative energy and specialty organic services. Most recently, Wes has become extensively involved in the booming biodiesel industry. In 2005, Wes formed a new company to focus on renewable fuel-type projects. His extensive experience with minerals extraction and biodiesel production is a tremendous asset to Eco Ventures Group. Wes is primarily focused in the development, evaluation and execution stages of the biofuel system. Wes will provide consulting services to EVGI, filling the role of CTO.

Wes received Bachelor of Science and Master of Science degrees in chemical engineering from the University of South Florida in 1972 and 1976. He has published a number of papers, including several related to the practical aspects of biodiesel production. In addition, Wes holds 19 U.S. and 3 foreign patents, and is a member of several academic honor and professional societies. These societies include Tau Beta Pi (engineering honor society); Phi Kappa Phi (academic honor society); American Institute of Chemical Engineers (AIChE); American Chemical Society (ACS) and the American Oil Chemists Society (AOCS).

Management

Steven Weldon
CFO

Steven Weldon has over 15 years of accounting experience. He has focused on tax planning, preparation, and advocacy on clients' behalf to the IRS. Steven's financial background also includes seven years in private accounting; several years of which were at the managerial level. Steven personally understands the concerns of accounting managers, chief financial officers and small business owners...because he has held all of those roles. He knows the pressures of preparing for audits, receiving outside review of tax returns, and determining solutions for payroll and insurance.

In addition, because of Steven's seven years as both Chief Executive Officer and Chief Financial Officer of publicly traded companies he has a thorough understanding of the intricacies of reporting to the Securities and Exchange Commission.

Mr. Weldon received his Bachelor of Science degree and his Masters in Business Administration from Florida Southern College. He is also a Certified Public Account licensed in the State of Florida.

Management

John Sessa
Controller

Mr. Sessa attended Wabash College, where he graduated magna cum laude with a double major in International Business and Spanish. In order to thoroughly absorb and understand these areas of study, John spent a year and a half attending the University of Barcelona in Barcelona, Spain. Immediately transitioning to the international level work force, he lived in Florence, Italy where he worked with Levi's jean company in their marketing division. He later returned to the States and took a position as the head of business development for the jean empire Rock & Republic, where he was the driving force of the Los Angeles division.

After completing a successful tenure with Rock & Republic, John moved to Arizona where he opened and operated several business ventures. In Phoenix, he oversaw and maintained all operating and marketing responsibilities for his ventures, which included a staff of over 30 employees. After a profitable tenure in Arizona, he returned to his passion in International Business and finance and signed as an in house analyst for a venture capital firm. His education and experience in international relations will be a valuable asset to the EVGI management team.

Mr. Sessa received a B.A. in International Business and Spanish from Wabash College, where he graduated magna cum laude. He also received a MBA in International Business and Global Finance from South University, where he graduated with honors.

Management

Mattias Tanzer
Operations Manager – EPS

Mattias Tanzer brings eight years experience as an alternative energy operations professional. He is a Co-founder, Principal and Managing Director of EPS.

Since 2007 he has also served as Principal and Managing Director of TEB Handels GmbH / biomass trade (www.teb-handel.de).

He is also a principal of a German international biomass procurement company BioEnergy GmbH.

Prior, from 2004 to 2007, he served as principal and Managing Director of software company IBeeS Industrieberatung und Systemlösungen GmbH Dresden - Berlin - Stuttgart (www.ibees.de)

Earlier, he served from 1998 to 2003 as Senior Consultant to Richter Unternehmensberatung GmbH in Torgau.

He earned his MBA (U.S. Equivalent) degree from Diplom Kaufmann.

Management

Thomas Gerlach
Managing Director– EPS

Thomas Gerlach brings 15 years experience as an alternative energy industry manager and executive specializing in timber and transportation logistics.

He is a Co-founder and Managing Director at EPS (www.energiepark-sueptitz.de).

Since 2007 he has also served as a Director at Director TEB Handels GmbH / trade of biomass (www.teb-handel.de) .

Additionally, he has served since 2007 as Principal of international biomass procurement company German BioEnergy GmbH.

Board

Timothy R. Kasmoch

Timothy R. Kasmoch is President and Chief Executive Officer of N-Viro International Corporation with extensive experience in environmental management, operations, and strategic planning. Mr. Kasmoch has been active in the area of soil management and conservation for over twenty years. Before accepting his present post, Mr. Kasmoch held various positions including Vice President of a privately held soil management company where he led the composting division of the company to extract the highest value possible from organic feedstocks into marketable products for the lawn and garden industry. His skill and aptitude to manage and implement strategies to respond to rapid growth helped the company achieve record expansion in the 90's. Mr. Kasmoch pursued the acquisition of an International soil mining company in Canada as part of the company's forward integration strategy. As President of the newly acquired soil mining company Mr. Kasmoch focused on creating value through continuous improvements that balanced financial measures with quality and customer service.

In his current position as President and Chief Executive Officer, Mr.Kasmoch' vision is to expand operations, acquire manufacturing assets, and launch innovative thermo-conversion technologies to compete in the renewable/alternative energy industry. The overall company aim is to maximize firm value and balance shareholder objectives with customer and operational objectives.

As leader of the management team, he identifies growth strategies that deliver more customer value and recognizes the demand for new and innovative alternative energy products. Mr. Kasmoch strongly encourages open communication with all Company stakeholders. He is a hands-on leader with engaging commitment to see N-Viro International achieve prominence in the emerging alternative energy industry. Mr. Kasmoch has served as President, Chief Executive Officer and board member since February 2006.

Board

Sadegh S. Panahi

In a professional career spanning over thirteen years, Mr. Panahi has devoted a major focus on the creation and implementation of Green Industry business development. As a Board Member/Board of Directors member of Green Street Energy, he was instrumental in the negotiation and initial development of a solar project with wind and biofuel as secondary sources of revenue on a 160 acre site between 2008-2010.

At another point, he spearheaded Operations and Development at Green Windy Land, LLC since 2009. In partnership with Kaiser Hospital the collective effort has been directed at reducing energy expenditure at multiple facilities and data centers. A solar project in HI and CA led to development of solars while reducing energy consumption by 36%.

Between 1999-2012, as President of Marin Gourmet Real Estate and Food Manufacturing in San Rafael, CA, the emphasis has been on improving manufacturing equipment and initiating the processing of food waste and plants as a fuel in a "digestive system", in a joint effort with partners including the University of California, Davis. Average sales have been $1.4M.

As a former Board Member/Audit Committee member, at Matech, in Los Angeles, CA, Mr. Panahi was charged with the responsibility of operating the public company in the field of test engineering of bridges and metal structure, handling SEC audits and multiple legal issues. Projected sales were in the $12M range.

Mr. Panahi holds an MBA in Finance and Management from Golden Gate University in San Francisco, California. Additionally he carries a Real Estate Broker's License and a Hard Money Lender's License in the State of California.

Board

John Driscall, CPA

Mr. Driscoll has been the director and principal of Driscoll & Associates, CPA's in Temecula, California from May 2002 through 2012. Driscoll & Associates serves the accounting and management consulting needs of large and small clients ranging from retail to construction to agriculture. Most recently over the past two years, Driscoll & Associates has been working closely with a large long-time agricultural client in the cheese and dairy industry where his firm has developed extensive knowledge of the environmental challenges of compliance issues and renewable energy opportunities associated with dairy livestock waste.

Since 2006, Mr. Driscoll has worked extensively with large and small clients in the area of business development and marketing of waste grease and vegetable oils for the bio-fuels market in the United States, Canada, Malaysia, Indonesia, Honduras, and El Salvador. With over 15 years of business sales leadership, he has leveraged extensive contacts and sales relationships with both buyers and sellers of bio-diesel and alternative fuels for various applications nationwide.

From 2000 to 2004, Driscoll & Associates worked closely with Kabani & Company, Inc., CPA's of Los Angeles to market and prepare audits and financial statements for significant public companies in the United States and China. From 1992 to 1999, Mr. Driscoll served as Chief Financial Officer of Costar USA, a video electronics manufacturing company based in Japan with over $75 Million dollars in worldwide sales. Prior to working for Costar USA, Mr. Driscoll served as a managing partner of Platt & Driscoll, CPA's of Redlands and Palm Desert, California from 1988 to 1992. Mr. Driscoll received his Bachelor of Science of Business Administration in public accounting from California State University in San Bernardino in 1987 and earned his California Certified Public Accounting license in 1990.

Mr. Driscoll currently serves on his local community as a board member of Access College Foundation and the Arts Council of Temecula Valley.

Board

Meredith Nagel

Ms. Nagel is a long-time resident of Central Florida, with roots in Lake County going back to 1915. Ms. Nagel graduated from the Florida State University in 1991 with a B.A. in Psychology. In 1996 Ms. Nagel graduated from the Nova Southeastern University, Shepard Broad Law Center with a Juris Doctor degree, magna cum laude. Ms. Nagel was in the top 7% of her law school class.

After law school Ms. Nagel worked for two years as a law clerk for Justice Barbara J. Pariente at the Florida Supreme Court, then went to work for Holland & Knight, LLP in the firm's Tallahassee office. Shortly thereafter Ms. Nagel transferred to Holland & Knight's Chicago office, where she worked before returning to Florida to form Meredith Nagel, P.A. Ms. Nagel is a member of the Florida Bar, the Illinois Bar, and the United States Bar for the Northern, Middle and Southern Districts of Florida, the Orange County Bar Association, the Lake County Bar Association, the Florida Association for Women Lawyers, and the American Bar Association.

Board

Paul Smith

Paul Smith is the former President of Worldwide Theatrical Operations for Sony Pictures Entertainment. Mr. Smith's extensive operations and leadership experience will be an asset to Eco Ventures Group, Inc. as the company expands its production capabilities and locations. Mr. Smith has been a strong proponent of the "Green" movement and desires to not only participate in this era of global responsibility but to be a leader. During a 25-year career with Sony, Mr. Smith has held senior executive level positions in each of the areas of finance, business affairs, administration, operations, distribution and marketing. From 2006 to 2009 Mr. Smith served as the President of the company's international marketing and distribution operations. Under Mr. Smith's tenure, he turned the international theatrical operations around achieving substantial profits while hitting record sales in his first year in this prestigious position. While acting as President of this organization Sony exceeded over $3 Billion in sales revenue. Mr. Smith has extensive experience in marketing, operations, finance, organization and other skills necessary for a successful business operation. Mr. Smith received a BAA and a MBA from University of Michigan, Ann Arbor.

Financial Projections

US dollars					July 2011-Jun-12
Year (31 December)	**2011**	**2012**	**2013**	**2014**	**Jun-12**
	Actual	Estimate	Estimate	Estimate	Actual
Revenue					
Sale of Goods	$ 29,015,835	$ 58,389,039	$ 108,071,029	$ 200,785,110	$ 41,355,531
Cost of Sales	21,044,966	44,694,102	80,445,318	147,281,333	31,152,190
Gross Profit	7,970,868	13,694,937	27,625,711	53,503,778	10,203,341
%	27%	23%	26%	27%	25%
Expenses					
General and Administration (adjusted)	7,743,409	7,630,027	10,522,127	16,770,565	8,336,161
Depreciation	2,918,279	2,531,107	4,199,330	6,030,490	2,506,955
Operating Income	(2,690,820)	3,533,803	12,904,254	30,702,723	(639,775)
EBITDA	227,460	6,064,910	17,103,584	36,733,213	1,867,180
Add Backs/Savings	-	-	-	-	-
Adjusted EBITDA	**227,460**	**6,064,910**	**17,103,584**	**36,733,213**	**1,867,180**
% of Sales	1%	10%	16%	18%	5%
Interest expense	1,341,596	1,310,782	1,501,620	1,978,920	1,130,669
Other (income) expense *	-	-	-	-	-
Pretax income	(4,032,416)	2,223,021	11,402,634	28,723,803	(1,770,444)
Income tax (expense)	1,502,417	(1,174,131)	(4,178,242)	(10,655,532)	1,775,937
Profit for the period	(2,529,999)	1,048,890	7,224,392	18,068,271	5,493
Extraordinary items **	(1,634,772)	-	2,000,000	-	(1,634,772)
Dividends	-	120,000	480,000	480,000	-
Minority interest	(75,855)	547,879	419,105	2,712,789	(582,902)
Profit for the period	$ (4,088,916)	$ 381,011	$ 4,325,287	$ 14,875,482	$ (1,046,377)
*2010 Other income consists of a German government solar grant					
**2011 figure represents a repayment of subsidies and tax grants					
** 2013 figure represents key management employee bonus					
Expense Analysis					
General and Administration	26.7%	13.1%	9.7%	8.4%	20.2%
Interest Expense	4.6%	2.2%	1.4%	1.0%	2.7%

Historical and Forecast Balance Sheet

Historic and Forecast Balance Sheet Statement					
	Dec-11	Dec-12	Dec-13	Dec-14	July 2011- Jun-12
Year	Actual	Estimate	Estimate	Estimate	Actual
Current Assets					
Cash and cash equivalents	$ 53,192	$ 6,628,659	$ 5,626,598	$ 18,897,094	$ 28,228
Accounts Receivable	2,773,288	6,910,626	12,217,000	18,117,000	4,637,158
Inventories	3,903,323	7,362,125	11,254,000	17,127,000	1,841,562
Prepaid Expenses	1,168,905	-	1,165,873	1,290,000	1,095,919
Other Current Assets	667,915	1,478,905	10,000	10,000	1,089,638
	8,566,623	22,380,315	30,273,471	55,441,094	8,692,505
Non Current Assets					
PP&E	34,092,477	42,631,747	42,845,501	46,452,388	33,210,950
Other Assets, Investments	645,000	645,000	645,000	645,000	645,000
Investment in EPS	-	4,500,000	4,500,000	4,500,000	-
Licenses and Rights	22,405	22,405	22,405	22,405	22,405
	34,759,882	47,799,152	48,012,906	51,619,793	33,878,355
TOTAL ASSETS	43,326,505	70,179,467	78,286,377	107,060,887	42,570,860
Current Liabilities					
Accounts Payable	3,116,520	5,611,248	9,079,437	19,135,420	4,920,405
Short Term Debt	789,724	54,306	1,234,805	1,445,567	717,494
Taxers Payable	-	10,790	1,827,744	3,717,909	-
Advances, related parties	735,298	932,592	-	-	849,470
Provisions	1,718,573	1,197,837	1,830,065	2,089,490	1,250,283
Notes Payable, other	297,533	62,706	-	-	114,125
	6,657,649	7,869,479	13,972,051	26,388,386	7,851,777
Long Term Liabilities					
Long Term Debt	26,502,894	25,711,600	22,081,600	19,451,600	24,365,293
Silent Partnership	322,500	322,500	322,500	322,500	322,500
Other long term debt	483,750	4,733,750	5,189,547	6,589,452	483,750
	27,309,144	30,767,850	27,593,647	26,363,552	25,171,543
Total Liabilities	33,966,792	38,637,329	41,565,698	52,751,938	33,023,320
Equity					
Common stock	147,648	115,403	115,403	115,403	67,654
Preferred Stock Subscription	100,095	6,100,095	6,100,095	6,100,095	100,095
Additional paid in capital *	1,157,635	16,443,420	16,877,568	16,877,568	1,552,474
Non-controlling interests	(75,855)	387,828	1,103,381	3,816,170	(145,915)
Retained Earnings	8,030,189	8,495,393	12,524,232	27,399,714	7,973,232
Total Equity	9,359,712	31,542,139	36,720,679	54,308,950	9,547,540
TOTAL LIABILITIES AND STOCKHOLDERS DEFICIENCY	$ 43,326,505	$ 70,179,468	$ 78,286,377	$ 107,060,887	$ 42,570,860

Historical and Forecast Cash Flow

Historic and Forecast Cash Flow Statement	Dec-11 Actual	Dec-12 Estimate	Dec-13 Estimate	Dec-14 Estimate	July 2011-Jun-12 Actual
Operating activities					
Net income (loss)	(4,164,771)	928,880	4,744,382	17,588,271	(1,629,279)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:					
Depreciation	2,918,279	2,531,107	4,199,330	6,030,490	2,506,955
Stock Compensation	443,250	39,946	-	-	226,725
Gain of forgiveness of debt	(261,793)				
Changes in operating assets and liabilities:					
Accounts receivables	(492,787)	(4,137,338)	(5,306,375)	(5,900,000)	(1,509,882)
Inventories	(1,018,470)	(3,458,802)	(3,891,875)	(5,873,000)	1,592,264
Prepaids	110,092	1,168,905	(1,165,873)	(124,127)	(75,089)
Other current assets	6,141,579	(810,990)	1,468,905	-	(674,483)
Accounts payable	143,990	2,494,727	3,468,189	10,055,983	1,212,226
Taxes Payable	(1,811,595)	10,790	1,816,954	1,890,165	(1,811,595)
Advances, related parties	(458,535)	197,294	(932,592)	-	282,306
Deferred income					(676,669)
Provisions	1,705,246	(520,736)	632,228	259,425	1,236,956
Notes Payable, other	409,538	158,766	(62,706)	-	135,550
Net cash provided by operating activities	3,664,024	(1,397,441)	4,970,577	23,927,206	816,085
Investing activities					
Investments in fixed assets and intangible assets	(2,367,029)	(11,070,378)	(4,413,084)	(9,637,377)	(1,576,529)
Licenses and Rights	33,219				
Investment in EPS		(3,000,000)			
Net cash used for investments	(2,333,810)	(14,070,378)	(4,413,084)	(9,637,377)	(1,576,529)
Financing activites					
Proceeds/paylents of loans payable	(1,901,145)	2,723,288	(1,993,704)	(1,019,333)	258,258
Payments on loans payable		(1,680,000)	-		
Change in minority interest			434,149	-	
Contributed capital by shareholders/investors	67,750				
Sale of preferred stock	300,000	6,000,000	-	-	50,000
Sale of common stock	82,245	15,000,000	-	-	
Cash used for financing activities / Cash received for financing activities	(1,451,150)	22,043,288	(1,559,555)	(1,019,333)	308,258
Net increase in cash and cash equivalents	(120,936)	6,575,469	(1,002,062)	13,270,496	(452,186)
Cash and cash equivalents at the beginning of the financial year	174,128	53,192	6,628,659	5,626,598	480,414
Cash and cash equivalents at the end of the financial year	53,192	6,628,659	5,626,598	18,897,094	28,228

Financial Projections
2012 monthly income statement

	Jan (A)	Feb (A)	Mar (A)	Apr (A)	May (A)	Jun (A)	Jul (E)	Aug (E)	Sep (E)	Oct (E)	Nov (E)	Dec (E)	2012 (E)
Revenue	$ 4,197,287	$ 4,255,605	$ 3,606,954	$ 3,533,913	$ 6,118,407	$ 2,688,973	$ 5,031,000	$ 4,837,500	$ 4,902,000	$ 4,902,000	$ 7,711,620	$ 6,603,780	$ 58,389,039
Cost of Sales	3,511,025	3,596,867	2,410,483	2,626,990	5,337,217	1,373,390	3,831,300	3,531,375	3,627,480	3,578,460	6,509,340	4,760,175	44,694,102
Gross Profit	686,263	658,737	1,196,471	906,923	781,189	1,315,583	1,199,700	1,306,125	1,274,520	1,323,540	1,202,280	1,843,605	13,694,937
Operating Expenses	526,087	570,181	807,254	576,031	626,841	725,707	561,260	578,300	594,575	662,140	690,030	711,621	7,630,027
EBITA	**160,176**	**88,556**	**389,217**	**330,892**	**154,348**	**589,876**	**638,440**	**727,825**	**679,945**	**661,400**	**512,250**	**1,131,984**	**6,064,910**
Depreciation	176,222	174,536	174,935	176,141	174,637	175,434	227,413	236,102	233,283	260,513	259,668	262,224	2,531,107
Operating Income	**(16,046)**	**(85,980)**	**214,283**	**154,751**	**(20,289)**	**414,442**	**411,027**	**491,723**	**446,662**	**400,887**	**252,582**	**869,760**	**3,533,802**
Interest Expense	59,770	43,219	174,164	62,995	62,486	218,097	80,383	80,383	199,063	54,583	55,260	220,380	1,310,782
Taxes	2,448	4,056	23,014	14,803	2,202	120,922	137,957	172,697	108,696	182,195	135,233	269,907	1,174,131
Dividends	-	-	-	-	-	-	-	-	-	40,000	40,000	40,000	120,000
Net Income (loss) Before Minority Interest	(78,265)	(133,255)	17,105	76,953	(84,977)	75,423	192,687	238,643	138,904	124,109	22,089	339,474	928,890
Minority Interest	(21,741)	(46,487)	15,092	42,023	(30,845)	39,414	90,173	112,110	67,173	79,979	(3,949)	81,578	547,879
Net Income (loss)	$ (56,524)	$ (86,768)	$ 2,013	$ 34,930	$ (54,132)	$ 36,009	$ 102,514	$ 126,533	$ 71,731	$ 44,131	$ 26,038	$ 257,896	$ 381,011

Financial Assumptions

Biofuel Cost Model:

- $3.15 +/- 3% per gallon of wholesale biofuel.
- Biodiesel Renewable Identification Number (RIN) - $1.20. Conservative national biodiesel RIN credits ~$0.80 and producers of biodiesel receive 1.5 the national RIN prices.
- A factor of + / - 3% due to variations of price. Based on national averages from 2000 -2011.
- $2.67 per gallon for the price of UCO with a five year term sheet with the Firm.
- Eco Energy's production revenues will consist of 100% biodiesel sales. The Company plans to expand their sales to marine biodiesel and biojet fuel in 2013.
- Processing costs per gallon of biofuel produced - $0.33.

EPS Revenue Forecast:

- Increasing rapeseed supply contracts are anticipated in 2013
- LOI to acquire an operating rapeseed oil processing mill near the EPS facility in Germany.
- 25 million Gallon Advanced Biofuel plant online for ramp up production in 1.1.2014.
- EPS will blend their rapeseed oil ($4.21) and UCO ($2.40) for a feedstock price of $3.50.
- Processing costs per gallon of biofuel produced - $0.33.
- $4.89 +/- per gallon of wholesale biofuel.
- 50,000 metric tons of rapeseed oil processed plus 64,000 metric tons of wholesale rapeseed oil.
- 75,000 metric tons of rapeseed processed in 2013.

Growing Biofuel Production Timeline:

- Funding Date October 1st, 2012.
- 3.6 million gallon per year biofuel facility located in EVGI's Groveland facility.
  - 10.1.2012 – Permitting and completion of construction.
  - 12.1.2013 – Plant online for ramp up.
  - 2.1.2013 – Plant reaches full capacity.
- Purchase equipment and begin construction of a new 5 million gallon per year facility.
  - 10.1.2012 – Construction and Permitting.
  - 4.1.2013 – Plant online for ramp up.
  - 6.1.2013 – Plant reaches full capacity.
- Seven month process for permitting and construction of a new biofuel plant.
- Three month ramp up to produce biofuel at full plant capacity.
- A new 5 million gallon Advanced Biofuel plant constructed annually.
- $1.2 million annually for capex / leasehold improvements.

Other Corporate Factors:

- 34% flat rate for income tax expense.
- Numbers are based on a yearly 360 day production schedule.
- Depreciation is assumed to be a 7-year straight line conventional.
- 20% EPS simple annual revenue growth affective January 1, 2015.
- 20% EVGI simple annual revenue growth affective January 1, 2015.

$6M Preferred Stock Offering

Fees to Banker	$ 480,000
Purchase Price for EPS – 55%	$ 3,000,000
Purchase European oil mill	$ 950,000
Complete EVGI's 3.6 million gallon facility	$ 300,000
Purchase feedstock to run U.S. biofuel operations	$ 730,000
Working Capital for public company	$ 540,000
TOTAL	**$ 6,000,000**

Use of Proceeds

Fees to Banker	$ 1,200,000
Construct 5 million gallon biofuel facility in Germany	$ 2,500,000
Permitting for European biofuel plant at the EPS facility	$ 300,000
Working Capital for rapeseed expansion for European Division	$ 4,000,000
Construct 5 million gallon biofuel facility in Groveland, FL	$ 2,200,000
Leasehold improvements to Florida facility	$ 500,000
Storage tanks for Florida facility	$ 500,000
Purchase Groveland, Florida property	$ 1,500,000
Working Capital for public company	$ 2,300,000
TOTAL	**$ 15,000,000**

Investment Highlights

Revenue
2011 (A) = $29.0M
H1 2012 (A) = $24.4M
2012 (E) = $58.4M
2013 (E) = $108M

Experienced and successful transatlantic management team

A continuous supply of RIN qualified biofuel feedstock at prices pegged to market

Growth through targeted acquisitions

A well diversified renewable energy company

Appendix A
2012 monthly balance sheet

	Balance 12/31/2011 (A)	1/31/2012 (A)	2/29/2012 (A)	3/31/2012 (A)	4/30/2012 (A)	5/31/2012 (A)	6/30/2012 (A)
Current Assets							
Cash	$ 53,192	$ (40,745)	$ 168,808	$ 117,998	$ 74,405	$ 53,265	$ 28,228
Accounts Receivable	2,773,288	2,963,771	3,498,151	3,235,939	4,808,789	5,877,554	4,837,158
Inventory	3,903,323	2,116,412	1,359,181	1,746,757	1,453,122	1,651,138	1,841,562
Prepaid Expenses and Deferred Charges	1,168,905	1,139,622	1,141,069	1,141,069	1,134,620	1,115,269	1,095,919
Other current assets	667,915	526,651	789,177	1,072,875	866,236	1,152,003	1,069,638
	8,566,623	6,705,712	6,956,385	7,314,448	8,137,173	9,859,246	8,892,505
Non Current Assets							
PP&E	34,092,477	33,954,225	33,829,603	33,684,436	33,507,330	33,342,530	33,210,950
Investment in sub	-	-	-	-	-	-	-
Other Assets	645,000	645,000	645,000	645,000	645,000	645,000	645,000
Licenses and Rights	22,405	22,405	22,405	22,405	22,405	22,405	22,405
	34,759,882	34,621,629	34,497,008	34,351,841	34,174,735	34,009,934	33,878,355
Total Assets	43,326,505	41,327,342	41,453,393	41,666,289	42,311,907	43,869,182	42,570,860
Current Liabilities							
Accounts payable	3,116,520	2,510,222	2,842,118	3,187,730	3,528,365	6,223,627	4,920,405
Short Term Debt	769,724	544,680	541,392	541,187	653,680	530,044	717,495
Taxes Payable	-	-	-	-	-	-	-
Advances, related parties	735,298	779,339	818,759	812,835	830,795	836,810	849,470
Provisions	1,718,573	1,830,764	1,259,465	1,274,826	1,250,283	1,250,283	1,250,283
Notes Payable, other	297,533	267,561	217,281	200,158	159,440	131,107	114,125
	6,657,649	5,722,605	5,679,015	6,016,717	6,422,663	8,971,871	7,851,778
Long Term Liabilities							
Long Term Debt	26,502,894	25,466,093	25,714,726	25,509,421	25,594,787	24,649,892	24,365,293
Silent Partnership	322,500	322,500	322,500	322,500	322,500	322,500	322,500
Other long term debt	483,750	483,750	483,750	483,750	483,750	483,750	483,750
	27,309,144	26,272,343	26,520,976	26,315,671	26,401,037	25,456,142	25,171,543
Total Liabilities	33,966,793	31,994,948	32,199,992	32,332,388	32,823,700	34,428,013	33,023,321
Net Assets	9,359,712	9,332,392	9,253,401	9,333,901	9,488,208	9,441,170	9,547,539
Equity							
Common Stock	147,648	147,648	150,966	151,416	151,416	87,654	87,654
Preferred Stock Subscription	100,095	100,095	100,095	100,095	100,095	100,095	100,095
Additional Paid in Capital	1,157,635	1,206,561	1,259,527	1,322,473	1,399,625	1,521,528	1,552,474
Non-Controlling Interest	(75,655)	(97,596)	(107,709)	(88,626)	(48,732)	(78,649)	(39,235)
Retained earnings	8,030,189	7,973,666	7,850,521	7,848,546	7,885,604	7,830,542	7,866,551
Total stockholders equity	9,359,713	9,332,394	9,253,401	9,333,901	9,488,208	9,441,170	9,547,539
Total liabilities and stockholders equity	$ 43,326,505	$ 41,327,342	$ 41,453,393	$ 41,666,289	$ 42,311,908	$ 43,869,182	$ 42,570,860

	7/31/2012 (E)	8/31/2012 (E)	9/30/2012 (E)	10/31/2012 (E)	11/30/2012 (E)	12/31/2012 (E)
Current Assets						
Cash	$ 355,896	$ 2,171,481	$ 2,339,927	$ 6,398,113	$ 6,563,128	$ 6,628,659
Accounts Receivable	5,082,124	4,940,098	5,056,434	5,108,507	7,967,009	6,910,628
Inventory	3,154,798	5,881,132	5,743,150	8,034,709	7,990,892	7,362,125
Prepaid Expenses and Deferred Charges	-	-	-	-	-	-
Other current assets	1,178,905	1,178,905	1,178,905	1,478,905	1,478,905	1,478,905
	9,771,723	14,151,614	14,318,416	21,018,234	23,999,932	22,380,315
Non Current Assets						
PP&E	32,983,537	34,947,435	34,714,152	43,153,639	42,893,971	42,631,747
Investment in sub	-	4,500,000	4,500,000	4,500,000	4,500,000	4,500,000
Other Assets	645,000	645,000	645,000	645,000	645,000	645,000
Licenses and Rights	22,405	22,405	22,405	22,405	22,405	22,405
	33,650,942	40,114,840	39,881,557	48,321,044	48,061,376	47,799,152
Total Assets	43,422,665	54,266,454	54,199,972	69,339,278	72,061,308	70,179,467
Current Liabilities						
Accounts payable	4,572,576	4,309,801	4,443,531	4,483,061	7,528,381	5,611,247
Short Term Debt	606,963	496,432	385,900	275,369	164,837	54,305
Taxes Payable	-	-	-	-	-	10,790
Advances, related parties	869,058	884,649	895,623	908,422	917,517	932,592
Provisions	1,197,837	1,197,837	1,197,837	1,197,837	1,197,837	1,197,837
Notes Payable, other	102,712	95,574	86,017	77,415	69,673	62,706
	7,349,147	6,984,293	7,008,908	6,942,104	9,878,246	7,869,478
Long Term Liabilities						
Long Term Debt	25,120,347	25,120,347	24,890,347	26,160,347	25,926,147	25,711,600
Silent Partnership	322,500	322,500	322,500	322,500	322,500	322,500
Other long term debt	783,750	4,733,750	4,733,750	4,733,750	4,733,750	4,733,750
	26,226,597	30,176,597	29,946,597	31,216,597	30,982,397	30,767,850
Total Liabilities	33,575,744	37,160,890	36,955,505	38,158,701	40,858,643	38,637,328
Net Assets	9,846,921	17,105,564	17,244,467	34,480,577	34,502,665	34,842,139
Equity						
Common Stock	103,403	103,403	103,403	115,403	115,403	115,403
Preferred Stock Subscription	100,095	6,100,095	6,100,095	6,100,095	6,100,095	6,100,095
Additional Paid in Capital	1,623,420	2,643,420	2,643,420	16,443,420	16,443,420	16,443,420
Non-Controlling Interest	50,938	163,048	230,221	310,199	306,250	367,828
Retained earnings	7,969,065	8,095,598	8,167,329	8,211,459	8,237,498	8,495,394
Total stockholders equity	9,846,921	17,105,564	17,244,468	31,180,577	31,202,688	31,542,140
Total liabilities and stockholders equity	$ 43,422,665	$ 54,266,454	$ 54,199,973	$ 69,339,278	$ 72,061,309	$ 70,179,467

Appendix B
2012 monthly cash flow

	1/31/2012 (A)	2/29/2012 (A)	3/31/2012 (A)	4/30/2012 (A)	5/31/2012 (A)	6/30/2012 (A)	7/31/2012 (E)	8/31/2012 (E)	9/30/2012 (E)	10/31/2012 (E)	11/30/2012 (E)	12/31/2012 (E)	2012 (E)
Operating activities													
Net income (loss)	(78,265)	(133,257)	17,105	76,954	(84,978)	75,423	192,687	238,643	138,904	124,108	22,089	339,474	928,887
Adjustments to reconcile net income (loss) to net cash provided by operating activities:													
Depreciation	176,222	174,536	174,935	176,141	174,637	175,434	227,413	236,102	233,383	260,513	259,668	262,224	2,531,107
Stock Compensation	18,946			9,000						12,000			39,946
Changes in operating assets and liabilities:													
Accounts receivables	(190,484)	(534,379)	262,212	(1,372,850)	(1,268,765)	1,240,395	(444,966)	142,028	(116,338)	(50,073)	(2,860,502)	1,056,383	(4,137,338)
Inventories	1,786,911	757,231	(387,586)	283,645	(198,016)	(190,424)	(1,313,236)	(1,706,334)	117,982	(2,291,559)	43,817	628,767	(3,458,801)
Prepaids	29,283	(1,446)	-	6,449	19,351	19,350	1,095,919	-	-	-	-	-	1,168,905
Other current assets	141,264	(262,526)	(283,498)	206,439	(285,767)	62,365	(89,267)	-	-	(300,000)	-	-	(810,990)
Accounts payable	(606,299)	331,897	345,612	340,535	2,695,362	(1,303,221)	(347,829)	(262,775)	133,730	39,530	3,043,320	(1,815,134)	2,484,726
Taxes Payable	-	-	-	-	-	-	-	-	-	-	-	10,790	10,790
Advances, related parties	44,041	39,420	(5,904)	17,960	6,015	12,660	19,588	15,591	10,874	12,799	9,085	15,075	197,294
Provisions	(97,790)	(361,318)	15,361	(34,543)	-	-	(52,446)	-	-	-	-	-	(520,736)
Notes Payable, other	2,048	3,963	46,273	27,635	9,608	13,963	95,283	(7,138)	(9,558)	(8,602)	(7,741)	(6,968)	158,766
Net cash provided by operating activities	1,225,879	14,120	184,488	(242,635)	1,067,447	105,946	(616,855)	(1,343,883)	508,976	(2,301,283)	509,745	390,610	(1,387,444)
Investing activities													
Investments in fixed assets and intangible assets	(37,970)	(49,914)	(28,768)	965	(9,836)	(43,855)	0	(2,200,000)	0	(8,700,000)	0	0	(11,070,378)
Investment in sub	-	-	-	-	-	-	-	(3,000,000)	-	-	-	-	(3,000,000)
Net cash used for investments	(37,970)	(49,914)	(28,768)	965	(9,836)	(43,855)	0	(5,200,000)	0	(8,700,000)	0	0	(14,070,378)
Financing activites													
Proceeds/payments of loans payable	(1,281,845)	245,345	(205,530)	198,079	(1,068,732)	(97,148)	944,523	3,839,469	(340,532)	1,159,469	(344,732)	(325,079)	2,723,288
Costs related to sale of stock								(480,000)		(1,200,000)			(1,680,000)
Sale of preferred stock	-	-	-	-	-	-	-	6,000,000	-	-	-	-	6,000,000
Sale of common stock	-	-	-	-	-	-	-	-	-	15,000,000	-	-	15,000,000
Cash used for financing activities / Cash received for financing activities	(1,281,845.1)	245,345.4	(205,529.7)	198,078.6	(1,068,731.5)	(97,148.0)	944,522.9	9,359,468.5	(340,531.5)	14,959,468.5	(344,731.5)	(325,078.5)	22,043,288
Net increase in cash and cash equivalents	(93,936)	209,551	(50,810)	(43,591)	(11,121)	(35,057)	327,668	1,815,586	168,445	4,058,186	165,014	65,532	6,575,466
Cash and cash equivalents at the beginning of the financial year	53,192	(40,745)	168,808	117,998	74,406	63,285	28,228	355,896	2,171,481	2,339,927	6,398,113	6,563,126	53,192
Cash and cash equivalents at the end of the financial year	$ (40,745)	$ 168,808	$ 117,998	$ 74,406	$ 63,285	$ 28,228	$ 355,896	$ 2,171,481	$ 2,339,927	$ 6,398,113	$ 6,563,126	$ 6,628,659	6,628,659


BIO
FUEL



Investor Presentation
Eco Ventures Group, Inc.





September 10, 2012
Confidential



Eco Ventures Group

EVGI and EPS (75%) Consolidated Proforma

Historic and Forecast Income Statement					
US dollars					July 2011-
Year (31 December)	**2011**	**2012**	**2013**	**2014**	**Jun-12**
	Actual	Estimate	Estimate	Estimate	Actual
Revenue					
Sale of Goods	$ 29,015,835	$ 58,389,039	$ 108,071,029	$ 200,785,110	$ 41,355,531
Cost of Sales	21,044,966	44,694,102	80,445,318	147,281,333	31,152,190
Gross Profit	7,970,868	13,694,937	27,625,711	53,503,778	10,203,341
%	27%	23%	26%	27%	25%
Expenses					
General and Administration (adjusted)	7,743,409	7,630,027	10,522,127	16,770,565	8,336,161
Stock based compensation	-	-	-	-	-
Gain on fair value of derivative	-	-	-	-	-
Impairment loss on Goodwill	-	-	-	-	-
Depreciation	2,918,279	2,531,107	4,199,330	6,030,490	2,506,955
Operating Income	(2,690,820)	3,533,803	12,904,254	30,702,723	(639,775)
EBITDA	227,460	6,064,910	17,103,584	36,733,213	1,867,180
Add Backs/Savings	-	-	-	-	-
Adjusted EBITDA	**227,460**	**6,064,910**	**17,103,584**	**36,733,213**	**1,867,180**
% of Sales	1%	10%	16%	18%	5%
Interest expense	1,341,596	1,310,782	1,501,620	1,978,920	1,130,669
Interest expense - acquisiton line					
Other (Income) expense *	-	-	-	-	-
Pretax Income	(4,032,416)	2,223,021	11,402,634	28,723,803	(1,770,444)
Income tax (expense)	1,502,417	(1,174,131)	(4,178,242)	(10,655,532)	1,775,937
Profit for the period	(2,529,999)	1,048,890	7,224,392	18,068,271	5,493
Extraordinary Items **	(1,634,772)	-	2,000,000	-	(1,634,772)
Dividends	-	120,000	480,000	480,000	-
Minority Interest	(75,855)	547,879	419,105	2,712,789	(582,902)
Profit for the period	$ (4,088,916)	$ 381,011	$ 4,325,287	$ 14,875,482	$ (1,046,377)

*2010 Other income consists of a German government solar grant

**2011 figure represents a repayment of subsidies and tax grants

** 2013 figure represents key management employee bonus

Expense Analysis					
General and Administration	26.7%	13.1%	9.7%	8.4%	20.2%
StockBased Compensation	0.0%	0.0%	0.0%	0.0%	0.0%
Interest Expense	4.6%	2.2%	1.4%	1.0%	2.7%

Safe Harbor
The Private Securities Litigation Reform Act of 1995 (the "PSLRA") provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein.



Eco Ventures Group



Biomass
Wind
Renewable Energy
Solar

The rise of the clean energy economy.

Eco Ventures Group, Inc. ("EVGI") is a diverse international family of eco-friendly businesses that provide for society's growing energy needs by using renewable resources.

Eco Ventures July 24 announced it had signed a definitive agreement to acquire EPS, a Germany-based diversified alternative energy feedstock, transportation, heat & power production company with 50 employees. EPS' primary business is the production, processing and brokering of alternative energy feedstocks including rapeseed oil, palm oil and wood. It also operates its own oil mills, owns a government subsidized solar plant and has interests in timber transportation.

According to its International Financial Reporting Standards' ("IFRS") audited 2011financial results, EPS posted $1.33 millionin EBITDA on $29 million in revenue for a three-year revenue growth rate of 90%. EPS is on track for 2012 revenue growth that exceeds its prior three year 90% average and expects to post $6.7M in EBITDA.

The EVGI business model includes constructing a 25 million gallon biofuel production facility at the EPS German headquarters using licensed technology. This will allow EPS to blend its high-grade rapeseed oil with lower grade feedstocks to substantially increase gross margins and produce top quality ASTM biofuel.

Additionally, EVGI is on track for Q4-12 completion of a 3.6 million gallon biofuel plant at its Groveland, Florida headquarters to produce biofuels from oil seed crops. At capacity and current market prices, EVGI expects this facility to generate annual revenues of $20.5 million with gross margins of ~31%.

EVGI has long term biofuel off-take agreements available to it for twice its 3.6M gallon capacity, and it plans to add an additional 5 million gallon production plant in 2013. EVGI recently obtained city and county biofuel manufacturing permits, which will allow the Company to produce ~20 - 50 million gallons of biofuel annually in Groveland.

EVGI has also secured a long-term feedstock purchase contract for an international commodities supply firm ("the Firm") with over 50 years of trading experience. The Firm offers RED and RIN compliant products at prices pegged to market, ensures hands -on quality and secure control of product from source to destination. The Firm also controls sufficient feedstock contracts to supply EVGI its full feedstock volume necessary as it continues to expand its production.


ENERGIEPARK





Combined EVGI and EPS 2012 Financial Highlights

The Company's 2012 activities will include:

- Processing rapeseed into rapeseed oil using proprietary technology to maximize oil processing production.
- Process UCO "Used Cooking Oil" in EVGI's 3.6 million gallon facility.
- Solar Energy and Combined Heat & Power
- Wood Transportation & Energy

EPS generated $24.4 million revenue in the first half of 2012 ending June 30. The Company is on target this year to generate ~$58 million in revenue.

Comparable Industry valuation for the combined company based on a multiple of 15 times earnings per share and 50 million shares i/o:

- 2012 $58.4 million in Projected Revenues:
  - US$6.0 million EBITDA
  - US$0.12 Earnings per Share
  - US$90 million market cap
  - Comp Value of US$1.80 per share
- 2013 $108 million in Projected Revenues:
  - US$17.1 million EBITDA
  - US$0.342 Earnings per Share
  - US$257 million valuation
  - Comp value of US$5.13 per share.

Synergistic Aquisition: Energiepark Süptitz GmbH

EPS is a diversified alternative energy feedstock, transportation, heat & power production company with 50 employees, whose primary business is the production, processing and brokering of alternative energy feedstocks including rapeseed oil, palm oil and wood. It also operates its own oil mills, owns a government subsidized solar plant and has interests in timber transportation.

According to its International Financial Reporting Standards' ("IFRS") audited 2011 financial results, EPS posted $1.33 million in EBITDA on $29 million in revenue. EPS expects to complete its GAAP audited 2011 financial results by October 2012. For the trailing twelve months, ended June 30, EPS generated $41.4 million and an EBITDA of $2.8 million in the same period.

EPS produced approximately 7,200 metric tons (2.1 million gallons) of rapeseed oil in 2011, and plans to more than triple its capacity to approximately 25,000 metric tons (7.2 million gallons) of rapeseed oil produced in 2012. Further, the Firm is capable of reselling an additional 75,000 metric tons (21.5 million gallons) of rapeseed oil annually, with sufficient financing, through contract relationships with producers in Germany and elsewhere in Europe. EPS has recently signed a letter of intent to acquire Green Power Oil Mill. This acquisition will allow EPS to produce and process all of the rapeseed oil sold without the need for outsourcing, thus cutting SG&E costs by over $1.3M per 50,000 metric tons processed.

Synergy: EVGI's business model includes constructing a 25 million gallon biofuel facility at the EPS headquarters using licensed technology. This will allow the Company to blend its high-grade rapeseed oil with lower grade feedstocks to dramatically increase gross margins and produce top quality ASTM biofuel.

Terms: EVGI has a definitive agreement to purchase 75% of EPS, with an option to acquire the remaining 25%. The newly combined Company will consist of two divisions - a European division (EPS) and a U.S. division (EVGI).

Combined EVGI and EPS Business Units

Biofuel Manufacturing

The Company's biofuel unit is dedicated to the cost-effective production of biodiesel from multiple low-cost feedstocks by using a combination of licensed patent pending and proprietary bio refinery technologies. By using a combination of low cost feedstock with high-grade rapeseed oil, EVGI will have the ability to produce ASTM quality biofuel at a lower cost than its competitors.

Rape Seed Oil Production

This unit produces rapeseed oil to be used as a feedstock for EVGI's planned European biofuel facility, and sells its rapeseed oil production profitably in the open market. Established long term European relationships are providing rapid growth to EPS's European rapeseed model. EPS produced approximately 7,200 metric tons (2.1 million gallons) of rapeseed oil in 2011, and plans to more than triple its capacity to approximately 25,000 metric tons (7.2 million gallons) of rapeseed oil produced in 2012.

Energy and Wood Transportation

This unit includes the transportation of industrial timber for well-known large wood processing companies (pulp, furniture, etc.) and projects gross revenues of approximately $6.6 million for 2012. The energy wood market has an annual volume of €3 billion ($3.9B U.S.) in Germany alone.

Solar Power and Energy

This unit has a 5 Megawatt Solar farm benefiting from the German Feed-in-Tariff and Combined Heat and Power facility, both selling electricity to the local grid. EPS currently owns ~$17 million in assets in their solar power and energy unit and has a Progressive Power Solutions agreement, which supports the solar project debt and provides a 20 year purchase order contract from the German government to purchase all EPS' solar park power.

Seasoned Management Team

Randall Lanham - CEO and General Counsel
Randall Lanham is a California-licensed attorney with extensive experience in securities law and corporate finances. Mr. Lanham has vast experience in both domestic and international corporate legal matters, with demonstrated effectiveness in corporate reorganizations and business operations. Mr. Lanham has owned and operated his own law firm for over 19 years. He is currently an independent director for Nymox Pharmaceuticals, Inc. (symbol: "NYMX") a NASDAQ Small Cap company with a market cap of over $200M USD.

Mark Cox - President
Mark Townsend Cox is the founder, managing partner and CEO of New Energy Fund LP. The fund is a hedge fund format designed to invest in private and public equities that are focused on the emerging sustainable energy technology market. The fund launched in December 2004. Mark is 55 years old and has 28 years of investment experience in global equity markets. He has a Master's degree in French and English from the University of Dundee in Scotland and an Executive MBA from Columbia University in New York. He has held the Series 7, 24, 63, and 65 NASD securities licenses and is fluent in French

Wes Berry - CTO
Wes Berry provides consulting assistance, overall program management, and process development support for chemically and environmentally related projects. Wes has provided consulting services for many industries, including fertilizer, hydrometallurgical, inorganic chemical, alternative energy and specialty organic services. Most recently, Wes has become extensively involved in the booming biodiesel industry. In 2005, Wes formed a new company to focus on renewable fuel-type projects. His extensive experience with minerals extraction and biodiesel production is a tremendous asset to Eco Ventures Group. Wes is primarily focused in the development, evaluation and execution stages of the biofuel system. Wes will provide consulting services to EVGI, filling the role of CTO.

Steven Weldon - CFO
Steven Weldon has over 15 years of accounting experience. He has focused on tax planning, preparation, and advocacy on clients' behalf to the IRS. Steven's financial background also includes seven years in private accounting; several years of which were at the managerial level.
Mr. Welden has seven years as both Chief Executive Officer and Chief Financial Officer of publicly traded companies where he has managed reporting to the Securities and Exchange Commission.


EVGI Organizational Chart
EVGI
EVG - USA
EPS - Germany
Biofuel production Q1 2012
Feedstock & biofuel brokerage Q1 2012
Solar Energy and Combined Heat & Power
Rapeseed production & brokerage
Wood Transport & Energy
Biofuel Production 2014


evg

Market Overview

The growing biofuel market is driven by increasing demand for U.S. domestic production, providing an immense opportunity for producers.

U.S. Federal Renewable Fuel Standards ("RFS") require biofuel production of one billion gallons of biofuel in 2012 – while the U.S. DOE reports U.S. biofuel production is currently 700 million to 800 million gallons per year.

Federal RFS projects a 36 billion gallons domestic biofuel production requirement by 2022 or 51 times current U.S. production

U.S. demand for biofuel far outstrips availability due to a lack of reliable, economically priced feedstocks (e.g. rapeseed oil).

President Obama's 2013 budget proposal includes over $200 million in USDA support for biofuels development.



"To truly transform our economy, protect our security, and save our planet from the ravages of climate change, we need to ultimately make clean, renewable energy the profitable kind of energy."

BARACK OBAMA, Address to Joint Session of Congress, Feb. 24, 2009

Feedstock Agreement

EVGI is nearing completion of a 3.6M gallon biofuel production plant in Florida in Q4 2012 and plans to substantially increase the capacity in 2013. Additionally, EPS plans to build a biofuel production plant at its German headquarters in 2013. EVGI's contract for secure, economically priced feedstrock is crucial and a major competitive advantage.

- EVGI has secured a long-term biofuel feedstock contract with an international commodities firm ("the Firm") with over 50 years of trading experience. The Firm offers RED and RIN compliant products at prices pegged to market.
- The Firm also offers prices pegged to market: Platts FAME Index.
- EVGI currently has the option for 3 and 5 year contracts.
- Feedstock supplied are RED and RIN compliant products.
- The Firm ensures hands-on quality and security control of product; from source to destination.
- The Firm controls sufficient feedstock contracts to supply EVGI the maximum volume of feedstock necessary to meet its fuel production schedule. In addition, the Firm will supply the future demands as the Company continues to expand on its production capabilities.